Exhibit 21

SUBSIDIARIES OF HARTE-HANKS, INC.

As of December 31, 2012

	Jurisdiction of
Name of Entity	Organization	% Owned
Aberdeen Group, Inc.	Massachusetts	100%
Global Address Ltd	United Kingdom	100	%(1)
Harte-Hanks CRM Services Belgium NV	Belgium	100	%(2)
Harte-Hanks Data Services LLC	Maryland	100%
Harte-Hanks Data Technologies, Inc.	Delaware	100%
Harte-Hanks Direct, Inc.	New York	100	%(10)
Harte-Hanks Direct Marketing/Baltimore, Inc.	Maryland	100%
Harte-Hanks Direct Marketing/Cincinnati, Inc.	Ohio	100%
Harte-Hanks Direct Marketing/Dallas, Inc.	Delaware	100	%(12)
Harte-Hanks Direct Marketing/Fullerton, Inc.	California	100%
Harte-Hanks Direct Marketing/Jacksonville, LLC	Delaware	100	%(8)
Harte-Hanks Direct Marketing/Kansas City, LLC	Delaware	100	%(7)
Harte-Hanks do Brazil Consultoria e Servicos Ltda.	Brazil	100	%(5)
Harte-Hanks Flyer, Inc.	Delaware	100%
Harte-Hanks Global Address Limited	United Kingdom	100	%(9)
Harte-Hanks Market Intelligence, Inc.	California	100%
Harte-Hanks Market Intelligence Espana LLC	Colorado	100%
Harte-Hanks Market Intelligence Europe B.V.	Netherlands	100%
Harte-Hanks Market Intelligence GmbH	Germany	100	%(4)
Harte-Hanks Market Intelligence SAS	France	100	%(4)
Harte-Hanks NDC, LLC	Delaware	100%
Harte-Hanks Philippines, Inc.	Philippines	100%
Harte-Hanks Print, Inc.	New Jersey	100%
Harte-Hanks Pty. Limited	Australia	100	%(3)
Harte-Hanks Response Management/Austin, Inc.	Delaware	100	%(12)
Harte-Hanks Response Management/Boston, Inc.	Massachusetts	100%
Harte-Hanks Shoppers, Inc.	California	100%
Harte-Hanks SRL	Romania	100	%(9)
Harte-Hanks Stock Plan, Inc.	Delaware	100%
Harte-Hanks STS, Inc.	Delaware	100%
Harte-Hanks Teleservices, LLC	Delaware	100	%(6)
Harte-Hanks Trillium Software Germany GmbH	Germany	100	%(11)
Harte-Hanks Trillium UK Limited	United Kingdom	100	%(9)
Harte-Hanks UK Limited	United Kingdom	100	%(3)
HTS, Inc.	Connecticut	100%
Information Arts (UK) Limited	England and Wales	100	%(9)
Mason Zimbler Limited	England and Wales	100	%(9)
NSO, Inc.	Ohio	100%
Sales Support Services, Inc.	New Jersey	100%
Southern Comprint Co.	California	100%
S&D Marketing Limited	England and Wales	100	%(13)

(1)                       Owned by Harte-Hanks Global Address Limited

(2)                       99.84% Owned by Harte-Hanks, Inc.

0.16% Owned by Harte-Hanks Direct, Inc.

(3)                       Owned by Harte-Hanks Data Technologies, Inc.

(4)                       Owned by Harte-Hanks Market Intelligence Europe B.V.

(5)                       99.999% Owned by Harte-Hanks Data Technologies, Inc.

.001% Owned by Harte-Hanks Stock Plan, Inc.

(6)                       Owned by Harte-Hanks Direct, Inc.

(7)                       Owned by Sales Support Services, Inc.

(8)                       Owned by Harte-Hanks Flyer, Inc.

(9)                       Owned by Harte-Hanks UK Limited

(10)                Owned by Harte-Hanks Print, Inc.

(11)                Owned by Harte-Hanks Market Intelligence GmbH

(12)                Owned by Harte-Hanks Stock Plan, Inc.

(13)                Owned by Mason Zimbler Limited